                                                                   EXHIBIT 10F

                          FORM OF INDEMNIFICATION AGREEMENT

            AGREEMENT dated as of the 17th day of May, 1997 between ANALYSIS & TECHNOLOGY, INC., a Connecticut corporation (the "Company"), and the person named as Indemnitee on the signature page hereof (the "Indemnitee").

                              W I T N E S S E T H:

            WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability arising out of his service to the Company and/or its subsidiaries and affiliates, and to induce the Indemnitee to continue to serve as a director, officer, employee, agent or fiduciary of the Company and/or various of its subsidiaries, affiliates and employee benefit plans, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Indemnitee as set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

            1.    Indemnification.

                  a) The Company hereby agrees to indemnify the Indemnitee in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any action, suit or proceedings (including any appeal), whether civil, criminal, administrative, investigative or other, relating to any occurrence or event before or after the date hereof, by reason of the fact that the Indemnitee is or was a director, officer, employee, partner, trustee or agent of the Company or any of its subsidiaries or affiliates, or is or was serving at the request of the Company or any of its subsidiaries or affiliates as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including but not limited to any such action, suit or proceeding (including any appeal), whether civil, criminal, administrative, investigative or other by any third party or by or in the right of the Company or any of its subsidiaries or affiliates or any such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (hereinafter called a "Claim"), for and against expenses, including attorneys' fees, and all other costs, charges and expenses paid, incurred by or assessable against the Indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (collectively, "Expenses") and judgments, fines, penalties, taxes (including excise taxes), and amounts paid or to be paid in settlement (including all interest, assessments and other charges paid or payable in respect of the foregoing) incurred by the Indemnitee in connection with any Claim (collectively, "Damages").

                  b) If requested by the Indemnitee, the Company shall, upon presentation of bills, statements of account or invoices for Expenses relating to a Claim, advance to or pay on behalf of the Indemnitee, within 30 days of such request, any and all Expenses shown on such bills, statements or invoices relating to such Claim (an "Expenses Advance"), upon (i) receipt of a written affirmation of the Indemnitee's good faith belief that the Indemnitee conducted himself in good faith and reasonably believed in the case of conduct in his official capacity, that his conduct was in the Company's best interests, and in all other cases, that his conduct was not opposed to its best interest; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or that the proceeding involves conduct for which liability has been eliminated under a provision of the Certificate of Incorporation authorized by the Connecticut Business Corporation Act (the "CBCA") (ii) receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expense Advance in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification pursuant to this Agreement; and (iii) if required under applicable law, a determination is made that the facts then known to those making the determination would not preclude indemnification under the the CBCA.

                  c) In the event that the Indemnitee demands indemnification hereunder as a result of any Claim, the Indemnitee shall provide the Company with notice of such Claim and shall make available to the Company all information in the Indemnitee's possession that reasonably relates to such Claim. The Company shall have the right, but not the obligation, to control the defense of the Indemnitee from such Claim at the Company's sole cost and expense and by counsel mutually acceptable to the Company and the Indemnitee. In the event that the Company shall elect to exercise such right to control such defense, the

Indemnitee shall have the right to participate in such defense at the Indemnitee's sole expense and through counsel of its choice. No Claim shall be settled or compromised without the consent of the Company, which shall not be unreasonably withheld, unless the Company shall have failed, after the lapse of a reasonable time, but in no event more than 30 days after notice to the Company of such proposed settlement or compromise, to notify the Indemnitee of the Company's reasonable objection thereto. The Indemnitee's failure to give timely notice or to provide copies of documents or to furnish information in connection with any Claim shall not constitute a defense to any claim for indemnification by the Indemnitee hereunder except, and only to the extent, that the Company is materially prejudiced thereby.

                  d) If there has not been a Change in Control (as defined in
Section 2(b) hereof), the determination that indemnification of the Indemnitee is permissible in the circumstances shall be made by the Company's Board of Directors, a committee of the Board of Directors, special legal counsel or the Company's shareholders (the "Reviewing Party") in accordance with the CBCA, with the method of determination to be chosen by the Board of Directors. If there has been a Change in Control, the Reviewing Party shall be the special legal counsel selected by the Company in accordance with the CBCA and approved by the Indemnitee (which approval shall not be unreasonably withheld) unless (i) the Change in Control has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control and
(ii) the individuals who were directors prior to the Change in Control constitute at least two-thirds of the members of the Board of Directors of the Company as of the date of the determination. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of Connecticut having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

            2.    Change in Control.

                  a) If there has been a Change in Control, except as otherwise provided in Section 1(d) of this Agreement, special legal counsel shall be selected by the Company in accordance with the CBCA and approved by the Indemnitee (which approval shall not be unreasonable withheld) and such special legal counsel shall determine whether the officer or director is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events. Such special legal counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the special legal counsel and to indemnify fully such special legal counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special legal counsel pursuant hereto.

                  b) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                        (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except that a Person shall not include any employee benefit plan maintained by the Corporation, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities;

                        (2) The individuals who, as of the date of this Agreement are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                        (3)   Approval by shareholders of the Company of:

                              (i) A merger, consolidation or reorganization
involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where: (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning directly or indirectly a majority of the Voting Securities of the Surviving Corporation; and (c) no Person other than (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                              (ii)  A complete liquidation or dissolution of
the Company; or

                              (iii) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            3. Establishment of Trust. Immediately prior to or upon a Change in Control (as defined above), the Company shall, upon written request by the Indemnitee promptly create a trust (the "Trust") for the benefit of the Indemnitee and from time to time, upon written request of the Indemnitee to the Company, shall fund the Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim, and any and all judgments, fines, penalties and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust (the "Trustee") shall advance in accordance with Section 1(b) hereof, within 30 days of a request by the Indemnitee, any and all Expenses to the Indemnitee, not advanced directly by the Company to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 1(b)); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; (v) the Company shall pay all fees and expenses of the Trustee; and (vi) all unexpended funds in the Trust shall revert to the Company upon a final determination by arbitration or court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee.

            4. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall, upon presentation of bills, statements of account or invoices for Expenses, within 30 days of such request advance such Expenses shown on such bills, statements or invoices to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted by or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses in accordance with Section 1(b) hereof by the Company under this Agreement, any other agreement to which the Company and the Indemnitee are parties, any provision of the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company relating to Claims, upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such expenses in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification.

            5. Partial Indemnity; Successful Defense; Burden of Proof. If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of the Expenses and Damages but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to the maximum amount permitted under applicable law. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, the Indemnitee shall be indemnified against any and all Expenses and Damages. In connection with any determination by action of the Board of Directors of the Company, arbitration agency or court of competent jurisdiction regarding whether the Indemnitee is or is not entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

            6. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order or settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

            7. Contribution. In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses and Damages, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the related Claim by the Board of Directors of the Company or by the arbitrator, agency or court before which such Claim was brought in order to reflect (i) the relative benefits received by the Company, or any subsidiary or affiliate of the Company, and the Indemnitee as a result of the events and/or transactions giving rise to such Claim and/or (ii) the relative fault of the Company or any subsidiary or affiliate of the Company (and its directors, officers, employees and agents other than the Indemnittee) and the Indemnitee in connection with such events and/or transactions.

            8. Interpretation of Indemnity. It is agreed between the parties that, although the indemnities and other protections given by the Company to the Indemnitee are considered necessary, fair and reasonable, if it should be found that any of the provisions are void as going beyond that which is permitted by law and if, by deleting part of the wording or by substituting a more restricted indemnity or protection than that set out in Section 1, such provision would be valid and enforceable, there shall be substituted such more restricted indemnity or other provision or such deletions shall be made as shall render Section 1 or such part thereof valid and enforceable; provided, however, that the terms of such substituted indemnity or other provision or such deletions shall be consistent with the provisions of Section 13.

            9. Notices to the Company by the Indemnitee. The Indemnitee agrees to notify the Company promptly in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim for indemnification or contribution hereunder.

            10. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation or Bylaws of the Company or of any subsidiary or affiliate of the Company, or under applicable law or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any such other provision. It is the intention of the Company that the Indemnitee be indemnified hereunder to the maximum extent that a corporation organized under the laws of Connecticut may indemnify its officers, directors, employees and agents pursuant to the CBCA, or if applicable law prohibits indemnification to such extent, to the maximum extent permitted hereunder by causing any subsidiary or affiliate of the Company to satisfy such obligation on behalf of the Company.

            11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and, in the case of the Company, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) or, in the case of the Indemnitee, his or her heirs and legal representative. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company, or any subsidiary or affiliate of the Company, or any other enterprise at the Company's request.

            13. Severability. Subject to Section 5, if a court of competent jurisdiction shall determine that any provision of this Agreement is void and of no effect, the provisions of this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision, and this Agreement as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intention of the parties hereto.

            14. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

            15. Liability Insurance. To the extent the Company maintains at any time an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any other director or officer of the Company under such insurance policy or policies. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other parties under any such insurance policy.

            16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or seven business days after mailing by certified or registered mail, return receipt requested, with postage prepaid:

                  (a)   If to the Indemnitee:

                        At the address for the Indemnitee shown in the Company's records

                  (b)   If to the Company:
                        Route 2, P.O. Box 220
                        Technology Park
                        North Stonington, CT 06359
                        Attention: David M. Nolf
                        Executive Vice President, Chief Financial
                              and Administrative Officer

or to such other address as the Indemnitee or the Company shall designate in writing pursuant to the above.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    ANALYSIS & TECHNOLOGY, INC.

                                    By:  _______________________________




                                    Indemnitee:

                                    ____________________________________